Exhibit 99.2

PROGENICS PHARMACUTICALS, INC.

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On January 18, 2013, Progenics Pharmaceuticals, Inc. (Progenics or the Company) acquired all of the outstanding capital stock of Molecular Insight Pharmaceuticals, Inc. (MIP) pursuant to a Stock Purchase and Sale Agreement with MIP, its stockholders (Stockholders) and Highland Capital Management, L.P. as Representative of the Stockholders. As a result, MIP is now a wholly-owned subsidiary of Progenics.

The following unaudited pro forma combined financial statements give effect to this acquisition using the acquisition method of accounting, with MIP's assets and liabilities recorded at their respective fair values and added to those of Progenics.

The unaudited pro forma combined balance sheet as of December 31, 2012 and the unaudited pro forma combined statement of operations for the year ended December 31, 2012 presented herein are based on the historical audited financial statements of Progenics and MIP after giving effect to the acquisition and the assumptions and adjustments described in the accompanying notes to these unaudited pro forma combined financial statements.

In the acquisition, Progenics acquired all of MIP's outstanding capital stock in consideration of the issuance by Progenics to the Stockholders of 4,566,210 shares (500,000 of which is in escrow) of Progenics common stock in a private transaction exempt from the registration requirements of the U.S. Securities Act of 1933 and therefore subject to transfer restrictions at the time of issuance. (The closing NASDAQ market price of Progenics' freely transferable common shares on January 18, 2013 was $2.83 per share.) Under the Agreement, Progenics also agreed to pay to the stockholders potential milestones, in cash or Progenics stock at Progenics' option, of up to $23 million contingent upon achieving specified commercialization events and up to $70 million contingent upon achieving specified sales targets relating to all MIP products.

The unaudited pro forma combined balance sheet as of December 31, 2012 gives effect to the acquisition as if it occurred on December 31, 2012, and combines the historical balance sheets of Progenics and MIP as of December 31, 2012. The unaudited pro forma combined statement of operations for the year ended December 31, 2012 is presented as if the acquisition was consummated on January 1, 2012, and combines the historical results of Progenics and MIP for the year ended December 31, 2012.

The Progenics balance sheet and statement of operations information as of and for the year ended December 31, 2012 reflected in these pro forma statements was derived from its audited consolidated financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2012, filed with the U.S. Securities and Exchange Commission. The MIP balance sheet and statement of operations information as of and for the year ended December 31, 2012 was derived from its audited consolidated financial statements filed herewith and included as Exhibit 99.1 to this current report on Form 8-K/A.

A preliminary valuation analysis related to the assets acquired and liabilities assumed including in-process research and development was performed as of December 31, 2012, the date on which the acquisition is deemed to occur for the purposes of the pro forma balance sheet. Accordingly, the unaudited pro forma combined financial statements include only preliminary estimates. The dollar amounts of assets acquired and liabilities assumed that will be used in acquisition accounting will be based on the respective fair values of such assets and liabilities at the time of closing on January 18, 2013 as finally determined, and may differ significantly from these preliminary estimates. The unaudited pro forma combined financial statements do not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the acquisition, and do not include any estimates of future integration costs.

The unaudited pro forma combined financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods of the combined company or the results that actually would have been realized had Progenics and MIP been a combined company during the specified period. The unaudited pro forma combined financial statements, including the notes thereto, should be read in conjunction with the historical consolidated financial statements of Progenics as of and for the year ended December 31, 2012 and the historical consolidated financial statements of MIP as of and for the year ended December 31, 2012.

Unaudited Pro Forma Combined Balance Sheet
As of December 31, 2012
(amounts in thousands)

	Progenics	MIP	Pro Forma Adjustments	Notes	Progenics Unaudited Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$58,838	$4,084	$-		$62,922
Accounts receivable	6,937	54	-		6,991
Other current assets	1,692	501	-		2,193
Total current assets	67,467	4,639	-		72,106
Auction rate securities	3,240	-	-		3,240
Fixed assets, at cost, net of accumulated depreciation and amortization	3,399	164	-		3,563
Deferred tax assets – long term	2,052	-	-		2,052
Intangible assets	-	17,140	(17,140)	(A)	32,300
			32,300	(B)
Goodwill	-	6,110	(6,110)	(A)	5,886
			5,886	(B)
Other assets	150	1,016	(1,016)	(D)	150
Total assets	$76,308	$29,069	$13,920		$119,297

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$5,640	$2,955	$3,867	(F)	$12,462
Deferred tax liability - current	2,069	-	-		2,069
Deferred revenue - current	838	51	-		889
Other current liabilities	115	-	-		115
Total current liabilities	8,662	3,006	3,867		15,535
Deferred tax liability – long term	-	6,730	5,952	(B)	12,682
Loan derivative	-	34	(34)	(D)	-
Warrant liability	-	472	(472)	(D)	-
Term loan payable, net of discount	-	47,712	(47,712)	(D)	-
Contingent liability	-	-	15,800	(B)	15,800
Other liabilities	1,078	-	-		1,078
Total liabilities	9,740	57,954	(22,599)		45,095
Commitments and contingencies (Note 4)
Stockholders' equity:
Preferred stock	-	1	(1)	(D)	-
Common stock	61	-	6	(E)	67
Additional paid-in capital	493,613	18,879	(18,879)	(G)	505,108
			11,495	(E)
Accumulated deficit	(424,105)	(47,765)	47,765	(G)	(427,972)
			(3,867)	(F)
Accumulated other comprehensive loss	(260)	-	-		(260)
Treasury stock, at cost (200,000 shares in 2012 and 2011)	(2,741)	-	-		(2,741)
Total stockholders' equity	66,568	(28,885)	36,519		74,202
Total liabilities and stockholders' equity	$76,308	$29,069	$13,920		$119,297

See accompanying notes to the unaudited pro forma combined financial statements.

Unaudited Pro Forma Combined Statement of Operations
For the year ended December 31, 2012
(amounts in thousands, except net loss per share)

	Progenics	MIP	Pro Forma Adjustments	Notes	Progenics Unaudited Pro Forma Combined
Revenues:
Royalty income	$4,963	$7	$-		$4,970
Collaboration revenue	8,525	2,949	-		11,474
Research grants	488	1,172	-		1,660
Other revenues	72	59	-		131
Total revenues	14,048	4,187	-		18,235

Expenses:
Research and development	31,840	20,829	-		52,669
License fees – research and development	1,170	117	-		1,287
Royalty expense	499	-	-		499
General and administrative	14,706	5,322	(366)	(H)	19,662
Depreciation and amortization	1,324	394	-		1,718
Total expenses	49,539	26,662	(366)		75,835

Operating (loss) income	(35,491)	(22,475)	366		(57,600)

Other income (expense):
Interest income	60	35	-		95
Interest expense	-	(9,974)	9,974	(I)	-
Change in fair value of liabilities	-	2,159	(2,159)	(I)	-
Other	-	(1)			(1)
Total other income (expense)	60	(7,781)	7,815		94

Net loss before income taxes	(35,431)	(30,256)	8,181		(57,506)

Income tax benefit	-	420	-		420

Net loss	$(35,431)	$(29,836)	$8,181		$(57,086)

Net loss per share – basic and diluted	$(1.02)				$(1.45)
Weighted-average shares – basic and diluted	34,754		4,566	(C)	39,320

See accompanying notes to the unaudited pro forma combined financial statements.

PROGENICS PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS
(amounts in thousands, except per share amounts or as otherwise noted)

1.  Basis of Presentation

On January 18, 2013, Progenics Pharmaceuticals, Inc. (Progenics or the Company) acquired all of the outstanding capital stock of Molecular Insight Pharmaceuticals, Inc. (MIP) pursuant to a Stock Purchase and Sale Agreement with MIP, its stockholders (Stockholders) and Highland Capital Management, L.P. as Representative of the Stockholders.

The unaudited pro forma combined financial information was prepared using the acquisition method of accounting, based on the historical financial statements of Progenics and MIP, with Progenics being the acquirer. All adjustments have been included in Pro Forma Adjustments in the Unaudited Pro Forma Combined Balance Sheet and Unaudited Pro Forma Combined Statement of Operations.

The total acquisition consideration (for accounting purposes) was determined to be the value of the 4,566,210 shares issued by Progenics to the Stockholders (500,000 of which is in escrow) of Progenics common stock in a private transaction exempt from the registration requirements of the U.S. Securities Act of 1933 and therefore subject to transfer restrictions at the time of issuance and the fair value of the contingent consideration. (The closing NASDAQ market price of Progenics' freely transferable common shares on January 18, 2013 was $2.83 per share.) Under the Agreement, Progenics also agreed to pay to the stockholders potential milestones, in cash or Progenics stock at Progenics' option, of up to $23 million contingent upon achieving specified commercialization events and up to $70 million contingent upon achieving specified sales targets relating to all MIP products.

Under the acquisition method of accounting, identifiable assets and liabilities of MIP, including identifiable intangible assets, have been recorded in the unaudited pro forma combined financial statements based on their fair values as of the effective date of the acquisition on January 18, 2013. Goodwill was calculated as the difference between the acquisition consideration and the aggregate fair values of identifiable net assets acquired.

The acquisition consideration and the allocation of the acquisition consideration have been, in part, based upon a valuation, as described below, and the Company's preliminary estimates and assumptions which are subject to change.

Cash and cash equivalents, and other tangible assets and liabilities: Tangible assets and liabilities were valued at their respective carrying amounts. Management believes that these amounts approximate their current fair values.

Identifiable intangible assets and liabilities: Identifiable intangible assets acquired include in-process research and development. The fair value of intangible assets was based on the third party's valuation.

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In-process research and development: In-process research and development represents incomplete research and development projects for MIP's product candidates. Management has estimated that $32.3 million of the acquisition consideration represents the fair value of acquired in-process research and development. The fair value of in-process research and development was determined using the income approach, including the application of probability factors related to the likelihood of success of the respective projects. It also took into consideration information and certain project-related documents and forecasts prepared by management. The fair value of in-process research and development will be capitalized as of the acquisition date and subsequently accounted for as an indefinite-lived intangible asset until disposition of the asset or completion or abandonment of the associated research and development efforts. Accordingly, during the development period after the completion of the acquisition, these assets will not be amortized into earnings; instead, these assets will be subject to periodic impairment testing. Upon successful completion of the development process for an acquired in-process research and development project, determination as to the useful life of the asset will be made. The assets will then be considered a finite-lived intangible assets and amortization of the assets into earnings would begin over the estimated useful life of the assets.

PROGENICS PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS - continued
(amounts in thousands, except per share amounts or as otherwise noted)

Goodwill: Goodwill represents the excess of the preliminary acquisition consideration over the aggregate fair values of net assets acquired. Goodwill will not be amortized but will be tested for impairment at least annually or whenever certain indicators of impairment are present. In the future, if it is determined that goodwill is impaired, an impairment charge will be recorded at that time.

Deferred tax assets and liabilities: Deferred tax assets and liabilities reflect the net tax effects of temporary differences between the carrying amounts of certain assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Deferred tax assets and liabilities also result from adjustments where book values of certain assets and liabilities differ from their tax bases. Valuation allowances are established, when necessary, to reduce the net deferred tax asset to the amount more likely than not to be realized. The preliminary purchase price allocation includes a preliminary deferred tax liability for the book-tax difference related to the in-process research and development intangibles.

Pre-acquisition contingencies: The Company has not currently identified any pre-acquisition contingencies where a liability is probable and the amount of the liability can be reasonably estimated. If information becomes available to management prior to the end of the measurement period (no longer than 12 months after the closing of the acquisition), which would indicate that a liability is probable and the amount can be reasonably estimated, such items will be reflected in the acquisition accounting.

Preliminary Purchase Price: The preliminary determination of the fair value of the acquired net assets, assuming the acquisition had closed on December 31, 2012, is as follows:

Amount
Consideration:
Stock consideration	$11,501
Contingent consideration	15,800
Total consideration	27,301

Tangible assets acquired and liabilities assumed:
Cash and cash equivalents	4,084
Accounts receivable	54
Other current assets	501
Fixed assets, at cost, net of accumulated depreciation and amortization	164
Accounts payable, accrued expenses and deferred revenue - current	(3,006)
Deferred tax liability – long term	(12,682)
Total tangible assets acquired and liabilities assumed	(10,885)

Intangible assets	32,300
Total tangible and intangible assets acquired and liabilities assumed	21,415

Goodwill	$5,886

The final determination of the fair value of the identifiable net assets may change significantly from these preliminary estimates. The actual acquisition accounting for the transaction will be based on the fair value of the acquisition consideration and the final fair value of MIP's assets and liabilities as of the effective date on January 18, 2013.

PROGENICS PHARMACEUTICALS, INC.

NOTES TO UNAUDITED PRO FORMA
COMBINED FINANCIAL STATEMENTS - continued
(amounts in thousands, except per share amounts or as otherwise noted)

2.  Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated acquisition consideration and to adjust amounts related to MIP's tangible and intangible assets and liabilities to a preliminary estimate of their fair values.
The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

A.	To eliminate MIP's existing intangible assets and goodwill as of December 31, 2012.
B.	To record the preliminary purchase price of acquired intangible assets and contingent liability, including goodwill, and adjust deferred tax liability as of December 31, 2012.
C.	Change in weighted average shares outstanding.
D.	To convert into common stock MIP's preferred stock and term loan payable net of discount, warrant liability, loan derivative liability and debt issuance costs, net as of December 31, 2012.
E.	Issuance of Progenics' common stock in exchange for all of MIP's outstanding capital stock.
F.	To record non-recurring transaction costs.
G.	To eliminate MIP's additional paid-in capital and accumulated deficit.
H.	To eliminate non-recurring transaction expenses recorded in the statement of operations for the year ended December 31, 2012.
I.	To eliminate interest expense and change in fair value of liabilities related to the term loan payable, loan derivative and warrant liability for the year ended December 31, 2012.

3.  Non-recurring Transaction Costs

Progenics and MIP have incurred and Progenics will continue to incur certain non-recurring transaction expenses which are currently estimated to be $3.9 million and are reflected as an adjustment to accounts payable and accrued expenses in the pro forma combined balance sheet as of December 31, 2012, as they are non-recurring and directly attributable to the acquisition. In addition, non-recurring transaction expenses incurred by Progenics during the year ended December 31, 2012 were $366 and are reflected as an adjustment to reduce general and administrative expenses in the pro forma combined statement of operations.

4.  Commitments and Contingencies

In the ordinary course of Progenics' business, the Company enters into agreements with third parties, such as business partners, clinical sites and suppliers, that include indemnification provisions which in its judgment are normal and customary for companies in its industry sector. Progenics generally agrees to indemnify, hold harmless and reimburse indemnified parties for losses suffered or incurred by them with respect to its products or product candidates, the use thereof and/or other actions taken or omitted by the Company. The maximum potential amount of future payments Progenics could be required to make under these indemnification provisions is not limited. The Company has not incurred material costs to defend lawsuits or settle claims related to these provisions. As a result, we have estimated the fair value of liabilities relating to indemnification provisions to be minimal. There are no liabilities recorded for these provisions as of December 31, 2012 in the unaudited pro forma combined financial statements.